UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 23, 2017
AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on May 23, 2017.  The voting results on the proposals considered at the annual meeting are set forth below:
1.	Elect 11 directors.
	For	Withheld	Broker Non-Votes
Carl H. Lindner III	73,763,357	2,860,410	4,664,308
S. Craig Lindner	73,763,564	2,860,203	4,664,308
Kenneth C. Ambrecht	73,259,962	3,363,805	4,664,308
John B. Berding	66,981,413	9,642,354	4,664,308
Joseph E. (Jeff) Consolino	67,025,600	9,598,167	4,664,308
Virginia C. Drosos	74,677,531	1,946,236	4,664,308
James E. Evans	70,476,258	6,147,509	4,664,308
Terry S. Jacobs	72,514,628	4,109,139	4,664,308
Gregory G. Joseph	75,887,910	735,857	4,664,308
William W. Verity	68,099,033	8,524,734	4,664,308
John I. Von Lehman	75,539,559	1,084,208	4,664,308
2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.
For	Against	Abstain
80,462,040	803,754	22,281
3.	Approve, on an advisory basis, compensation of our named executive officers.
For	Against	Abstain	Broker Non-Votes
73,562,674	2,934,269	126,824	4,664,308
4.	Nonbinding advisory vote on the frequency of the advisory vote on executive compensation.
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
68,208,638	112,988	8,227,904	74,237	4,664,308

After reviewing the results of the nonbinding advisory vote on the frequency of the advisory vote on executive compensation, the Board of Directors has determined that future advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2017	AMERICAN FINANCIAL GROUP, INC. By: /s/ Mark A. Weiss Mark A. Weiss Vice President